Exhibit 2.2

EXECUTION VERSION

SUCCESSOR AGENT AGREEMENT

This SUCCESSOR AGENT AGREEMENT is dated as of April 12, 2011 (this “Agreement”) by and among CONSOL ENERGY INC., a Delaware corporation (“Borrower”), the Guarantors party hereto, PNC BANK, NATIONAL ASSOCIATION (“PNC”), WILMINGTON TRUST COMPANY (“WTC”), in its capacities as Corporate Trustee and Collateral Trustee (each as defined in the Collateral Trust Agreement) and DAVID A. VANASKEY (“Vanaskey”), in his capacities as Collateral Trustee and Individual Trustee (as defined in the Collateral Trust Agreement) (the Corporate Trustee, the Individual Trustee and the Collateral Trustees, collectively or individually as the circumstances may require, in such capacities, the “Existing Agent”).

WHEREAS, Borrower, the banks, financial institutions and other institutional lenders party thereto from time to time (the “Lenders”) and PNC, in its capacity as Administrative Agent entered into that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, (i) Borrower, certain subsidiaries of the Borrower, WTC and Vanaskey entered into that certain Amended and Restated Collateral Trust Agreement, dated as of May 7, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Collateral Trust Agreement”; capitalized terms used herein without definition shall have the meanings attributed to such terms in the Collateral Trust Agreement), (ii) Borrower, certain subsidiaries of the Borrower and WTC entered into that certain Amended and Restated Security Agreement, dated as of May 7, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), (iii) Borrower, certain subsidiaries of the Borrower and the Existing Agent entered into that certain Amended and Restated Pledge Agreement, dated as of May 7, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Pledge Agreement”), (iv) Borrower, certain subsidiaries of the Borrower, WTC and Vanaskey entered into that certain Amended and Restated Regulated Substances Certificate and Indemnity Agreement, dated as of May 7, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indemnity Agreement”), (v) Consolidated Coal Company and WTC entered into that certain Amended and Restated Regulated First Preferred Fleet Mortgage, dated as of May 5, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Fleet Mortgage”) and (vi) Borrower, certain subsidiaries of the Borrower and WTC entered into that certain Amended and Restated Patent, Trademark and Copyright Security Agreement, dated as of June 27, 2007 (the “IP Agreement”).

WHEREAS, pursuant to Section 5.7 of the Collateral Trust Agreement, the Borrower wishes to remove WTC as Corporate Trustee and Collateral Trustee and Vanaskey as Individual Trustee and Collateral Trustee as of the date hereof (“Effective Date”);

WHEREAS, the Borrower wishes to appoint PNC as successor Corporate Trustee and Collateral Trustee (in such capacities, the “Successor Agent”) under the Collateral Trust Agreement and the Successor Agent wishes to accept such appointment concurrently with the Effective Date.

WHEREAS, the Borrower redeemed all of the notes under the Public Indenture (as defined in the Collateral Trust Agreement) and there is no Public Debt (as defined in the Collateral Trust Agreement) outstanding;

WHEREAS, the parties hereto wish to amend the Collateral Trust Agreement to delete all references to the Public Debt, Public Indenture, Public Lenders and Public Trustee;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Rights, Duties and Obligations.

(a) The Existing Agent, from and after the Effective Date, assigns, and Successor Agent is hereby vested with, all the rights, powers, discretion and privileges of the Existing Agent as Individual Trustee, Corporate Trustee and Collateral Trustee as described in the Collateral Trust Agreement, the Indemnity Agreement, the Security Agreement, the Pledge Agreement, the Fleet Mortgage, the IP Agreement and all other Security Documents to which the Individual Trustee, Corporate Trustee or the Collateral Trustee is a party, and assumes the obligations, responsibilities and duties of the Existing Agent, in each case in accordance with the terms of the Collateral Trust Agreement, the Security Agreement, the Pledge Agreement, the Indemnity Agreement, the Fleet Mortgage, the IP Agreement and all other Security Documents. The Existing Agent’s rights, powers, privileges and duties under the Security Documents shall be terminated and the provisions of the Security Documents, including, without limitation, Sections 4.6 and Section 5.2 of the Collateral Trust Agreement and Section 4 of the Indemnity Agreement, to the extent they pertain to the Existing Agent in its capacity as Individual Trustee, Corporate Trustee or Collateral Trustee, as applicable, prior to the Effective Date, shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Trustee under the Security Documents.

(b) Without limiting the generality of the foregoing, at and after the Effective Time, (i) any and all references to WTC as Corporate Trustee or Collateral Trustee on any publicly filed document, to the extent such filing relates to Liens arising under the Credit Facility Documents and until such filing is modified to reflect the interest of PNC, as successor Corporate Trustee and successor Collateral Trustee, shall, with respect to such Liens, constitute a reference to WTC for the benefit of and on behalf of the Successor Agent, (ii) any and all references to Vanaskey as Individual Trustee or Collateral Trustee on any publicly filed document, to the extent such filing relates to Liens arising under the Credit Facility Documents and until such filing is modified to reflect the interest of PNC, as successor Collateral Trustee, shall, with respect to such Liens, constitute a reference to Vanasky for the benefit of and on behalf of the Successor Agent, (iii) any possessory collateral held by the Existing Agent for the benefit of the Secured Parties and any Collateral held in a deposit account, securities account or commodities account controlled by the Existing Agent, shall be deemed to be held or controlled by the Existing Agent solely for the benefit of and on behalf of the Successor Agent for the benefit of the Secured Parties until such time as such possessory collateral has been delivered to the Successor Agent and, in the case of any such deposit account, securities account or commodities account, such account has been closed by the applicable Loan Party or the applicable depositary bank, securities intermediary or commodity intermediary has been notified of the assignment hereunder, (iv) any reference to the Existing Agent as an additional insured and/or loss payee under any insurance shall, until the Successor Agent is substituted as additional insured and/or loss payee thereunder, constitute a reference to the Existing Agent for the benefit of and on behalf of the Successor Agent and (v) any reference to the Existing Agent in any pledge agreement, security agreement, mortgage, intellectual property security agreement or Credit Facility Document shall, until the Successor Agent is substituted thereunder (whether by operation of law or by subsequent amendment, assignment, filing or other instrument), constitute a reference to the Existing Agent for the benefit of and on behalf of the Successor Agent; provided, in each case, that nothing in this clause (b) shall impose any duties, obligations, or liabilities on the Existing Agent.

(c) The parties hereto agree that the Successor Agent is authorized as it may reasonably deem necessary or appropriate to file in the United States (including in any state thereof) or any other applicable jurisdiction, initial financing statements, assignments of financing statements, financing change statements, and amended financing statements, to make any and all filings with the United States Patent and Trademark Office, the United States Copyright Office or any similar non-domestic filing office, to provide any notice of assignment to third parties and to make any amendment, assignment or other filings with respect to any real property covered by charges, mortgages or demand debentures in any United States (including in any state thereof) or other non-domestic jurisdiction, in each instance covering any of the Collateral under any Security Documents and any other agreement, instrument or document delivered or entered into under or in connection therewith or furnished pursuant thereto.

2. Security Documents. The parties hereby further agree and acknowledge that, from and after the Effective Date, the Successor Agent shall be, and shall be deemed to be, the Collateral Trustee under the Collateral Trust Agreement, the Security Agreement, the Pledge Agreement, the Indemnity Agreement, the Fleet Mortgage, the IP Agreement and all other Security Documents.

3. Amendments to Collateral Trust Agreement. For the avoidance of doubt, as of the Effective Date, all references to “Corporate Trustee”, “Individual Trustee” or “Collateral Trustee” in the Collateral Trust Agreement shall be references to PNC and not WTC or Vanaskey. The address of the Corporate Trustee for purposes of Section 7.2 of the Collateral Trust Agreement shall be as follows: PNC Bank, National Association, One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222, Attention: Richard C. Munsick, Senior Vice President. All references to the Public Debt, Public Indenture, Public Lenders and Public Trustee in the Collateral Trust Agreement are hereby deleted.

4. Covenants of Existing Agent and Borrower. The parties hereto agree that the Existing Agent will, in each case at Borrower’s expense, take all actions reasonably requested by the Successor Agent or its representatives to facilitate the transfer of information to the Successor Agent in connection with the Security Documents. The parties hereto further agree that, in each case at Borrower’s expense, to execute, file and record any and all documents Successor Agent reasonably believes to be necessary or desirable in order to evidence its appointment as the successor Corporate Trustee and successor Collateral Trustee. Borrower hereby consents to all actions taken by the Existing Agent and the Successor Agent pursuant to the preceding two sentences. On the Effective Date, the Existing Agent hereto agrees to promptly delivery any and all certificated securities, instruments and other possessory collateral (together with any related stock powers or instruments of endorsement) currently held by the Existing Agent to the Successor Agent.

5. Ratification. The Borrower and each of the Guarantors confirms and agrees that its obligations under the Collateral Trust Agreement, the Indemnity Agreement, the Security Agreement, the Pledge Agreement, the Fleet Mortgage, the IP Agreement and all other Credit Facility Documents are not impaired or adversely affected by this Agreement, and such Collateral Trustee Agreement, Indemnity Agreement, Security Agreement, Pledge Agreement, the Fleet Mortgage, the IP Agreement and all other Credit Facility Documents are, and after giving effect to this Agreement shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

6. Entire Agreement. This Agreement states the entire agreement and supersedes all prior agreements, written or verbal, between the parties hereto with respect to the subject matter hereof and may not be amended except in writing signed by a duly authorized representative of each of the respective parties hereto. As between the Successor Agent, the Existing Agent and the Lenders, the Credit Agreement, the Security Agreement, the Pledge Agreement, the Collateral Trust Agreement, the Fleet Mortgage, the IP Agreement and the other Security Documents shall remain in full force and effect (except as expressly modified herein).

7. Waiver. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

8. Submission To Jurisdiction. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Schedule 1.1(B) to the Credit Agreement or at such other address of which the Successor Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7 any special, exemplary, punitive or consequential damages.

9. WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

10. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

11. Severability. The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforce-ability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

12. Counterparts and Facsimile. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

WILMINGTON TRUST COMPANY, as Existing Agent

By:	/s/ James A. Hanley
	Name:	James A. Hanley
	Title:	Vice President

DAVID A. VANASKEY, as Existing Agent

By:	/s/ David A. Vanaskey, Jr.
	Name:	David A. Vanaskey, Jr.
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Successor Agent

By:	/s/ Richard C. Munsick
	Name:	Richard C. Munsick
	Title:	Senior Vice President

CONSOL ENERGY INC., as Borrower

By:	/s/ John M. Reilly
	Name:	John M. Reilly
	Title:	Vice President and Treasurer

GUARANTORS

CONSOL ENERGY HOLDINGS LLC VI

By:	/s/ John M. Reilly
	Name:	John M. Reilly
	Title:	Vice President and Treasurer

TERRY EAGLE LIMITED PARTNERSHIP

By: TECPART Corporation, a general partner

By:	/s/ John M. Reilly
	Name:	John M. Reilly
	Title:	Treasurer

By: TEAGLE Company, L.L.C., a general partner

By:	/s/ John M. Reilly
	Name:	John M. Reilly
	Title:	Treasurer

GUARANTORS:

AMVEST COAL & RAIL, L.L.C.

AMVEST COAL SALES, INC.

AMVEST CORPORATION

AMVEST GAS RESOURCES, INC.

AMVEST MINERAL SERVICES, INC.

AMVEST MINERALS COMPANY, L.L.C.

AMVEST OIL & GAS, INC.

AMVEST WEST VIRGINIA COAL, L.L.C.

BRAXTON-CLAY LAND & MINERAL, INC.

CNX LAND RESOURCES INC.

CNX MARINE TERMINALS INC.

CONSOL ENERGY SALES COMPANY

CONSOL OF CANADA INC.

CONSOL OF CENTRAL PENNSYLVANIA LLC

CONSOL OF KENTUCKY INC.

CONSOL OF OHIO LLC

CONSOL OF WV LLC

CONSOL OF WYOMING LLC

CONSOL PENNSYLVANIA COAL COMPANY LLC

FOLA COAL COMPANY, L.L.C.

GLAMORGAN COAL COMPANY, L.L.C.

LEATHERWOOD, INC.

LITTLE EAGLE COAL COMPANY, L.L.C.

MON RIVER TOWING, INC.

MTB INC.

NICHOLAS-CLAY LAND & MINERAL, INC.

PETERS CREEK MINERAL SERVICES, INC.

RESERVE COAL PROPERTIES COMPANY

ROCHESTER & PITTSBURGH COAL COMPANY

TEAGLE COMPANY, L.L.C.

TECPART CORPORATION

TERRA FIRMA COMPANY

TERRY EAGLE COAL COMPANY, L.L.C.

VAUGHAN RAILROAD COMPANY

WOLFPEN KNOB DEVELOPMENT COMPANY

By:	/s/ John M. Reilly
John M. Reilly, Treasurer of each Guarantor listed above on behalf of each such Guarantor

GUARANTORS:

CENTRAL OHIO COAL COMPANY

CONSOLIDATION COAL COMPANY

EIGHTY-FOUR MINING COMPANY

HELVETIA COAL COMPANY

ISLAND CREEK COAL COMPANY

KEYSTONE COAL MINING CORPORATION

LAUREL RUN MINING COMPANY

McELROY COAL COMPANY

SOUTHERN OHIO COAL COMPANY

TWIN RIVERS TOWING COMPANY WINDSOR COAL COMPANY

By:	/s/ Daniel S. Cangilla
Daniel S. Cangilla, Treasurer of each Guarantor listed above on behalf of each such Guarantor

CONRHEIN COAL COMPANY

By: Consolidation Coal Company, a general partner

By:	/s/ Daniel S. Cangilla
	Name:	Daniel S. Cangilla
	Title:	Treasurer

GUARANTOR:

CONSOL FINANCIAL INC.

By:	/s/ Christopher C. Jones
	Name:	Christopher C. Jones
	Title:	Vice President and Secretary